UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


                           --------------------------


                                January 27, 2004
                        (Date of Earliest Event Reported)


                         United Systems Technology, Inc.
             (Exact name of registrant as specified in its charter)



             Iowa                  0-9574              42-110279
(State or other jurisdiction   (Commission         (I.R.S. Employer
      of incorporation)        file number)     Identification Number)



                           1850 Crown Road, Suite 1109
                               Dallas, Texas 75234
                                 (972) 402-8600
          (Address of principal executive offices and telephone number)


                                 (972) 402-8600
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     On January 27, 2004, the Company redeemed its outstanding Series B and Series E preferred stock, including all accrued and unpaid dividends, for a total cash price of $1,500,000. The 500,000 shares of Series B preferred stock were issued in October 1988 and had a par value of $1.00 per share. As of December 31, 2003 the Series B preferred stock had accrued and unpaid dividends of $533,800. The 300,000 shares of Series E preferred stock were issued in June 1991 and had a par value of $1.00 per share. As of December 31, 2003 the Series E preferred stock had accrued and unpaid dividends of $263,735.

     Attached as Exhibit 99.1 to this Form 8-K is a Press Release dated January 27, 2004 announcing the redemption of the Series B and Series E preferred stock..


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Item 7.  Financial Statements and Exhibits.

         (a) Exhibits

             The following Exhibit is filed herewith:.

 Exhibit Number                     Document
 --------------                     --------
    99.1 Press Release dated January 27, 2004 announcing the redemption of the Series B and Series E preferred stock.





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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  United Systems Technology, Inc.


Date: January 27, 2004            By: /s/ Randall L. McGee
                                      --------------------
                                      Randall L. McGee, Secretary
                                       and Treasurer
                                      (Principal Financial and
                                       Accounting Officer)


                                        4
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                                  Exhibit 99.1

 PRESS RELEASE


 For Immediate Release    January 27, 2004

 Contact                  Mr. Randy McGee
                          Vice President - Finance

                          (972) 402-8600


UNITED SYSTEMS TECHNOLOGY, INC. ANNOUNCES PREFERRED STOCK REDEMPTION

     Dallas, TX: United Systems Technology, Inc. (OTC - USTI) announced today that it had redeemed its outstanding Series B and Series E preferred stock, including all accrued and unpaid dividends, for a total cash price of $1,500,000.

     "We are pleased to have been able to generate sufficient cash flows from operations in the past few years to allow us to fund continuing operations, the development of competitive products, completion of several acquisitions as well as this payment to retire the remaining preferred stock that has been accruing dividends." commented Tom Gibbs, Chief Executive Officer. The 500,000 shares of Series B preferred stock were issued in October 1988 and had a par value of $1.00 per share. As of December 31, 2003 the Series B preferred stock had accrued and unpaid dividends of $533,800. The 300,000 shares of Series E preferred stock were issued in June 1991 and had a par value of $1.00 per share. As of December 31, 2003 the Series E preferred stock had accrued and unpaid dividends of $263,735. Both series of preferred stock accrued dividends at a rate of $.07 per share per annum.

     This Press Release contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, the ability of the Company i) to generate levels of revenue and adequate cash flows from its operations to support and maintain its current cost structure and ii) to develop and deliver products that are competitive, accepted by its markets and are not rendered obsolete by changing technology. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

     USTI develops, markets and supports application software for select vertical markets in both the for profit and not for profit sectors. The software applications operate in IBM midrange, network and single user PC platforms. USTI and its subsidiaries have over 2,100 installations in the United States and Canada.

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